SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   Form 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                Date of Report:
                                August 30, 1999



                           SKY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)



            Ohio                      1-14473                 34-1372535
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)



      221 South Church Street
        Bowling Green, Ohio                                     43402
(Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (419) 327-6300



                                       N/A
          (Former name or former address, if changed since last report)












<PAGE  2>


Item  2.   Acquisition or Disposition of Assets

Effective August 6, 1999, Sky Financial Group, Inc. (the Company) completed its acquisition of First Western Bancorp, Inc. (First Western). First Western is a $2.0 billion bank holding company headquartered in New Castle, Pennsylvania. Under the terms of the transaction, shareholders of First Western received approximately 13,604,000 shares of the Company's common stock in a tax-free exchange accounted for as a pooling of interests. Immediately following the affiliation, First Western's bank affiliate, First Western Bank, N.A., was merged into Sky Bank.

The assets acquired and the terms of the Agreement and Plan of Merger (the Merger) dated December 14, 1998, amended and restated as of April 19, 1999, are qualified in its entirety by reference to the information contained in the Registration Statement No. 333-78997 on Form S-4, as filed in connection with the Merger.


Item  7.  Financial Statements and Exhibits

(a)  Financial Statements

Financial statements complying with the requirements of Regulation S-X are not available, but will be filed by means of an amendment to this Report on Form 8-K within the time period required by law.

(b)  Exhibits

Exhibit No.       Exhibit

  (2) Agreement and Plan of Merger by and between Sky Financial Group, Inc. and First Western Bancorp, Inc. is hereby incorporated by reference from the Company's Registration Statement on Form S-4 (File No. 333-78997).

  (99.1)          Text of Press Release, dated August 6, 1999.


















<PAGE  3>



                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SKY FINANCIAL GROUP, INC.


                                 By:  /s/ Kevin T. Thompson

                                 Name:    Kevin T. Thompson
                                 Title:   Executive Vice President and
                                          Chief Financial Officer


Date:  August 30, 1999